SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-J NET ENTERPRISES

                    GAMCO INVESTORS, INC.
                                 6/11/03           35,000             1.1921
                                 6/06/03           20,000             1.2000
                                 6/05/03           20,000             1.2050
                                 6/02/03           10,000             1.2250
                                 5/29/03            2,000             1.2500
                    GABELLI FUNDS, LLC.
                         GABELLI CAPITAL ASSET FUND
                                 5/27/03           20,000             1.2830


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.